UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2011

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51942

Delaware	20-3469219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

380 St. Peter Street, St. Paul, Minnesota	55102-1302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 767-7000

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR  240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

These supplemental disclosures to the definitive proxy statement on Schedule 14A, which we refer to as the definitive proxy statement, filed by Lawson Software, Inc., which we refer to as the Company or Lawson, with the United States Securities and Exchange Commission, which we refer to as the SEC, on May 31, 2011, as amended and supplemented by the disclosures contained in the proxy statement supplement, which we refer to as the proxy statement supplement, filed by the Company with the SEC on June 15, 2011, are being made to update certain information and to respond to certain allegations made by plaintiffs in the stockholder litigation relating to the Agreement and Plan of Merger, which we refer to as the merger agreement, dated as of April 26, 2011, by and among Lawson, GGC Software Holdings, Inc., which we refer to as Parent, and Atlantis Merger Sub, Inc., a wholly owned subsidiary of Parent, which we refer to as Merger Sub, providing for the merger of Merger Sub with and into the Company, which we refer to as the merger. Defined terms used but not defined herein have the meanings set forth in the definitive proxy statement and the proxy statement supplement.

SETTLEMENT OF LITIGATION

This supplemental disclosure is being filed in connection with an agreement in principle with the plantiffs to enter into a memorandum of understanding, which we refer to as the Minnesota Memorandum of Understanding, regarding the settlement of certain litigation relating to the merger agreement.  As previously disclosed beginning on pages 6 and 64 of the definitive proxy statement and on page 1 of the proxy statement supplement, eight purported class action lawsuits were brought against Lawson, the members of the Board, Parent, Merger Sub, Infor, and Golden Gate Capital, on behalf of the public stockholders of Lawson.  Two of these purported class action lawsuits, which were both filed in the Delaware Court of Chancery, were consolidated and certified as a class action, which we refer to as the Delaware action.  On June 14, 2011, we entered into a memorandum of understanding, which we refer to as the Delaware Memorandum of Understanding, with the plaintiffs in the Delaware action.  Five purported class action lawsuits were filed in connection with the merger in the Second Judicial District Court of Ramsey County, Minnesota, and one purported class action lawsuit was filed in the United States District Court for the District of Minnesota.  Collectively, we refer to these actions as the Minnesota actions.

We expect to enter into the Minnesota Memorandum of Understanding with the plaintiffs regarding the settlement of the Minnesota actions on or about June 22, 2011.

The Company believes that no further disclosure is required to supplement the definitive proxy statement or the proxy statement supplement under applicable laws; however, to avoid the risk that the Minnesota actions may delay or otherwise adversely affect the consummation of the merger and to minimize the expense of defending such actions, the Company has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed merger, all of which are set forth below.  All terms, conditions and releases of the Delaware Memorandum of Understanding are expressly incorporated by reference and made part of the Minnesota Memorandum of Understanding.  Plaintiffs in the Minnesota actions have agreed to dismiss the Minnesota actions with prejudice within two business days of final approval of the settlement of the Delaware action.

SUPPLEMENTAL DISCLOSURES

In connection with the settlement of the Minnesota actions as described in this supplemental disclosure, the Company has agreed to make these supplemental disclosures to the definitive proxy statement and the proxy statement supplement. These supplemental disclosures should be read in conjunction with the definitive proxy statement and the proxy statement supplement, which should be read in their entirety.

The Merger—Opinion of Barclays Capital Inc.

The following disclosure supplements and restates the sixth sentence of the second paragraph on page 42 of the definitive proxy statement under the heading “Selected Comparable Company Analysis”.

Barclays Capital then applied these multiple ranges to the Company’s calendar year 2011 estimated revenue, estimated calendar year 2011 EBITDAS and estimated calendar year 2011 non-GAAP EPS, respectively, in each case based upon the Street Estimates, to calculate ranges of implied prices per share of the Company.

The following disclosure supplements and restates the first paragraph on page 45 of the definitive proxy statement under the heading “Selected Precedent Transaction Analysis”.

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse, and there are inherent differences in the business, operations, financial conditions and prospects of the Company and the companies included in the selected precedent transaction analysis. Accordingly, Barclays Capital believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the merger. Barclays Capital therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the merger which would affect the acquisition values of the selected target companies and the Company. Based upon these judgments, Barclays Capital selected a range of 1.80x to 2.70x EV/forward 12 month revenue multiples and applied this range to the Company’s estimated forward 12 month revenue and selected a range of 9.0x to 11.5x EV/forward 12 month EBITDAS multiples and applied this range to the Company’s estimated forward 12 month EBITDAS.  For purposes of these analyses, the Company’s estimated forward 12 month revenue and forward 12 month EBITDAS were based upon the Street Estimates.  These analyses resulted in a range of implied prices per share of common stock of $8.90 to $13.00 based on forward 12 month revenue and a range of implied prices per share of common stock of $9.80 to $12.30 based on forward 12 month EBITDAS.

The following disclosure supplements and restates the first paragraph under the heading “Leveraged Acquisition Analysis” on page 43 of the definitive proxy statement, as supplemented and restated by the information set forth in the last paragraph on page 4 of the proxy statement supplement.

Barclays Capital performed a leveraged acquisition analysis based on the Street Estimates in order to ascertain a price for the common stock which might be achieved in a stand-alone leveraged buyout transaction with a financial buyer given current financing market conditions. Based upon its experience and judgment and taking into account current market conditions, Barclays Capital assumed the following in its analysis: (1) total debt/FY2011E EBITDAS multiple of 6.5x (consisting of bank debt in an amount equal to 4.5x FY2011E EBITDAS and senior notes in an amount equal to 2.0x FY2011E EBITDAS); (2) an equity investment that would be needed to achieve an internal rate of return of 20-25%; and (3) a forward exit multiple of 10.0x EBITDAS (exit at the end of fiscal year 2016). Based upon current market conditions at the time of its analysis, Barclays Capital assumed that the bank debt and senior notes raised in connection with a hypothetical leveraged acquisition would bear interest at annual rates of 6% and 9%, respectively.

Based upon these assumptions, Barclays Capital calculated a range of implied prices per share of the common stock of $9.40 to $10.20.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lawson Software, Inc.

Date: June 22, 2011	By:	/s/ Stefan B. Schulz
		Name:	Stefan B. Schulz
		Title:	Senior Vice President and
Chief Financial Officer
(Principal Financial and Accounting Officer)